Exhibit 10.1

Description of 2007 Annual Incentive Bonus Performance Measures

The 2007 annual incentive bonuses for Messrs. Day, Gooch and Johnson will be based on the following performance measure established in accordance with the Compensation Plan and the Bonus Plan:

•	100% of the performance measure is based on achievement of RadioShack’s EBITDA target.

Actual amounts payable, if any, can range from 25% to 150% (or, in the case of Mr. Day, 25% to 200%) of the target amounts, depending on the extent to which performance under the foregoing criteria meets, exceeds or is below the target.